                                 Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44620, and Form S-8 No. 333-43416) pertaining to the Sierra Tucson Companies, Inc., 1992 Stock Option Plan and in the Registration Statement (Form S-8 No. 33-38608) pertaining to the Sierra Tucson Companies, Inc., 1990 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-43418) pertaining to the NextHealth, Inc. Non-Employee Directors Stock Option Plan of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of the Company included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.



                                        /s/ Ernst & Young LLP
                                        ----------------------------------
                                        ERNST & YOUNG LLP

Tucson, Arizona
April 25, 2001


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